Prospectus Supplement No. 29


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:

       Selling Security Holder                  Principal Amount of Debentures
       -----------------------                  ------------------------------

       NatWest Markets (1)                                 $4,300,000
       175 Water Street
       New York, New York 10038

--------------------

       (1) NatWest Securities Limited, an affiliate of the above-named Selling Security Holder, served as a Manager in the offering of the Company's 5.5% Convertible Subordinated Debentures due 2006 pursuant to a Subscription Agreement dated February 16, 1996.



                    The date of this Prospectus Supplement is January 7, 1998.